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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS




         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.'s 33-95190, 333-03999, 333-21887, 333-57355,
333-43641, 333-53835, 333-64743 and 333-38850) and Registration Statements on
Form S-8 (File No.'s 33-95188, 333-36699 and 333-45317) of First Industrial
Realty Trust, Inc. of our report dated June 28, 2000 relating to the combined historical statement of revenues and certain expenses of the 2000 Acquisition I Properties for the year ended December 31, 1999, of our report dated February 2, 2001 relating to the combined historical statement of revenues and certain expenses of the 2000 Acquisition II Properties for the year ended December 31, 1999 and of our report dated December 8, 2000 relating to the combined historical statement of revenues and certain expenses for the 2000 Acquisition III Properties for the year ended December 31, 1999, which each appear in this Form 8-K/A No. 1.







                                                     PRICEWATERHOUSECOOPERS  LLP
Chicago, Illinois
March 7, 2001


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